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                                                           EXHIBIT 99.2

                         NOTICE OF GUARANTEED DELIVERY
                                 FOR TENDER OF
                            ANY AND ALL OUTSTANDING
                      SENIOR FLOATING RATE NOTES DUE 2004
                                      OF
                          SCHEIN PHARMACEUTICAL, INC.

  This Notice of Guaranteed Delivery, or one substantially equivalent to this form, must be used to accept the Exchange Offer (as defined below) if (i) certificates for the Company's (as defined below) Senior Floating Rate Notes due 2004, which have not been registered under the Securities Act of 1933, as amended (the "Old Notes") are not immediately available, (ii) Old Notes, the Letter of Transmittal and all other required documents cannot be delivered to The Bank of New York (the "Exchange Agent") on or prior to 5:00 P.M. New York City time, on the Expiration Date (as defined in the Prospectus referred to below) or (iii) the procedures for delivery by book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand, overnight courier or mail, or transmitted by facsimile transmission, to the Exchange Agent. See "The Exchange Offer--Procedures for Tendering" in the Prospectus. In addition, in order to utilize the guaranteed delivery procedure to tender Old Notes pursuant to the Exchange Offer, a completed, signed and dated Letter of Transmittal relating to the Old Notes (or facsimile thereof) must also be received by the Exchange Agent prior to 5:00 P.M. New York City time, on the Expiration Date. Capitalized terms not defined herein have the meanings assigned to them in the Prospectus.

                 The Exchange Agent for The Exchange Offer Is:
                             The Bank Of New York

      By Mail              Facsimile Transmissions:   By Hand Or Overnight
                                                            Delivery
  The Bank of New York   (Eligible Institutions Only) The Bank of New York
 101 Barclay Street, 7E                                101 Barclay Street
New York, New York 10286        (212) 815-6339      Corporate Trust Services
  Attn: Reorganization                                       Window
        Section,             Confirm By Telephone:        Ground Level
    7E; Diana Torres            (212) 815-5789      New York, New York 10286
                                                      Attn: Reorganization
(Registered or Certified     For Information Call:          Section,
 Mail Recommended)              (212) 815-5789          7E; Diana Torres

  Delivery of this Notice Of Guaranteed Delivery to an address other than as set forth above or transmission of this Notice of Guaranteed Delivery via facsimile to a number other than as set forth above will not constitute a valid delivery.

  THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.
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Ladies and Gentlemen:

  The undersigned hereby tenders to Schein Pharmaceutical, Inc., a Delaware corporation (the "Company") upon the terms and subject to the conditions set forth in the Prospectus dated March , 1998 (as the same may be amended or supplemented from time to time, the "Prospectus"), and the related Letter of Transmittal (which together constitute the "Exchange Offer"), receipt of which is hereby acknowledged, the aggregate principal amount of Old Notes set forth below pursuant to the guaranteed delivery procedures set forth in the Prospectus under the caption "The Exchange Offer--Procedures for Tendering."

Signature if the Registered Owner(s)      Name(s) of Registered Holder(s): ____
or Authorized Signatory:
                                          ____________________________________
____________________________________


Aggregate Amount of Old Notes             Address: ____________________________
Tendered:
                                          _____________________________________
_____________________________________


Certificate No(s). of Old Notes (if       Area Code and Tel. No.: _____________
available):

_____________________________________

                                          If Old Notes will be delivered by
                                          book-entry at The Depository Trust
Date: _______________________________     Company, Depository Account No.: ____

  This Notice of Guaranteed Delivery must be signed by the holder(s) of the Old Notes as their name(s) appear(s) on certificates for Old Notes or on a security position listing, or by person(s) authorized to become registered holder(s) by endorsement and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title below.

                     PLEASE PRINT NAME(S) AND ADDRESS(ES)

Name(s):_______________________________________________________________________

            ___________________________________________________________________

            ___________________________________________________________________

Capacity:______________________________________________________________________

Address(es):___________________________________________________________________

            ___________________________________________________________________

            ___________________________________________________________________

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                                   GUARANTEE
                   (NOT TO BE USED FOR SIGNATURE GUARANTEE)

  The undersigned, a firm or other entity identified in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as an "eligible guarantor institution," including (as such terms are defined therein): (i) a bank; (ii) a broker, dealer, municipal securities broker, municipal securities dealer, government securities broker, government securities dealer; (iii) a credit union; (iv) a national securities exchange, registered securities association or lending agency; or (v) a savings association that is a participant in a Securities Transfer Association recognized program (each of the foregoing being referred to as an "Eligible Institution"), hereby guarantees to deliver to the Exchange Agent, at one of its addresses set forth above, either the Old Notes tendered hereby in proper form for transfer, or confirmation of the book-entry transfer of such Old Notes to the Exchange Agent's account at The Depositary Trust Company ("DTC"), pursuant to the procedures for book-entry transfer set forth in the Prospectus, in either case together with one or more properly completed and duly executed Letter(s) of Transmittal (or facsimile thereof) and any other required documents within five business days after the date of execution of this Notice of Guaranteed Delivery.

  The undersigned acknowledges that it must deliver the Letter(s) of Transmittal and the Old Notes tendered hereby to the Exchange Agent within the time period set forth above and that failure to do so could result in a financial loss to the undersigned.


_____________________________________     _____________________________________
            Name of Firm                          Authorized Signature


_____________________________________     _____________________________________
               Address                                    Name


_____________________________________     _____________________________________
              Zip Code                                    Title


Area Code and Telephone No.: ________     Date: _______________________________

NOTE: DO NOT SEND CERTIFICATES FOR OLD NOTES WITH THIS FORM. CERTIFICATES FOR OLD NOTES SHOULD ONLY BE SENT WITH YOUR LETTER OF TRANSMITTAL.

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